AMENDMENT
                                       TO
                       INVESTMENT SUB-ADVISORY AGREEMENT
                                    BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                      AND
                          EAGLE ASSET MANAGEMENT, INC.

      This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and EAGLE ASSET MANAGEMENT, INC., a Florida corporation and registered investment adviser ("Sub-Adviser").

      WHEREAS, the Adviser and the Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to a investment portfolio of the JNL Series Trust; and

      WHEREAS, the Adviser has replaced Eagle Asset Management, Inc. as Sub-Adviser to the JNL/Eagle Core Equity Fund ("Fund"); and

      WHEREAS, in order to reflect the above-referenced replacement, Schedule A and Schedule B must be amended to remove the Fund from the Agreement.

      NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

      1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 30, 2012, attached hereto.

      2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 30, 2012, attached hereto.

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of November 23, 2011, effective as of April 30, 2012.

JACKSON NATIONAL ASSET MANAGEMENT, LLC      EAGLE ASSET MANAGEMENT, INC.

By:    /s/ Mark D. Nerud                    By:    /s/ Richard J. Rossi
      --------------------------------            ----------------------------
Name:  Mark D. Nerud                        Name:  Richard J. Rossi
Title: President and CEO                    Title: President

                                   SCHEDULE A
                              DATED APRIL 30, 2012
                                    (Funds)

              ----------------------------------------------------
                         JNL/EAGLE SMALLCAP EQUITY FUND
              ----------------------------------------------------

                                  SCHEDULE B
                             DATED APRIL 30, 2012
                                (Compensation)

              ----------------------------------------------------
                         JNL/EAGLE SMALLCAP EQUITY FUND
              ----------------------------------------------------

              Average Daily Net Assets               Annual Rate
              ----------------------------------------------------

              $0 to $100 Million                         .45%
              ----------------------------------------------------

              Amounts over $100 Million                  .40%
              ----------------------------------------------------

                                      B-1